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                                                                    Exhibit 23.1

                         Independent Auditors' Consent

The Board of Directors
NaviSite, Inc.

We consent to the incorporation by reference in registration statements Nos. 333-89987, 333-67786, 333-67774, 333-56454, 333-56452, 333-56478 on Form S-8 of
NaviSite, Inc. of our report dated May 30, 2003 on the consolidated balance sheet of Conxion Corporation and Subsidiaries as of December 31, 2002 and the related consolidated statements of operations, shareholders' deficit and comprehensive income (loss), and cash flows for the year then ended, which report appears in the Form 8-K/A filed by NaviSite, Inc. dated June 16, 2003.

/s/ KPMG LLP

Boston, Massachusetts
June 16, 2003